Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-266055) of Augusta Gold Corp. of our report dated March 15, 2023, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Augusta Gold Corp. for the years ended December 31, 2022 and 2021.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 15, 2023